Exhibit 23

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the Registration Statements on Form S-8 (No.’s 333-88131, 333-90971, 333-95647, 333-41880 and 333-73842) and on Form S-3 (No.’s 333-53110) of NetScout Systems, Inc. of our report dated April 27, 2004, except for Note 7, as to which the date is June 9, 2004, relating to the consolidated financial statements and financial statement schedule, which appears in this Form 10-K.

/s/    PricewaterhouseCoopers LLP

Boston, Massachusetts

June 10, 2004